Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2021, except for Note 15 as to which the date is June 7, 2021 in the Registration Statement on Form F-4 and the related prospectus of REE Automotive Ltd., with respect to the consolidated financial statements of REE Automotive Ltd.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

June 7, 2021	A Member of Ernst & Young Global